Exhibit 99.2

COMPRESSCO, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$598,822	$388,030
Accounts receivable, net	4,950,169	4,238,653
Inventories	4,998,167	3,427,074
Prepaid expenses	182,310	222,272
Deferred income tax asset	574,575	57,570
Total current assets	11,304,043	8,333,599

Property and equipment:
Compressors	33,237,206	27,642,207
Less - accumulated depreciation	(5,676,696)	(4,593,948)
Total compressors, net	27,560,510	23,048,259
Vehicles and equipment	2,312,065	1,970,129
Less - accumulated depreciation	(824,539)	(738,965)
Total vehicles and equipment, net	1,487,526	1,231,164

Other assets	92,998	108,588

Total assets	$40,445,077	$32,721,610

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$20,848,931	$–
Accounts payable	2,423,201	1,778,308
Accrued liabilities	1,584,433	1,024,411
Income taxes payable	–	202,699
Deferred revenues	(1,262)	34,495
Total current liabilities	24,855,303	3,039,913

Long-term debt, net of current portion	–	17,916,596

Deferred income taxes	5,009,272	3,584,731
Total liabilities	29,864,575	24,541,240

Commitments (Note 4)
Stockholders' equity
Preferred stock, $1 par value; 200,000 shares authorized; no shares issued or outstanding	–	–
Common stock, $1 par value; 500,000 shares authorized; 153,235 shares issued and outstanding	153,235	153,235
Warrants outstanding	100,000	100,000
Additional paid-in capital	2,693,715	2,663,715
Accumulated other comprehensive income	37,299	79,837
Retained earnings	7,596,253	5,183,583
Total stockholders' equity	10,580,502	8,180,370

Total liabilities and stockholders' equity	$40,445,077	$32,721,610

The accompanying notes are an integral part of these consolidated balance sheets.

COMPRESSCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Rental revenue	$6,263,587	$4,169,915	$11,961,831	$7,838,451
Sales - compressors and parts	1,167,694	743,506	2,124,778	1,089,541
Service and other	587,607	332,500	1,116,124	636,942
Total revenues	8,018,888	5,245,921	15,202,733	9,564,934

Cost of sales and expenses:
Cost of sales	742,375	451,293	1,323,031	671,232
Operating expenses	4,064,542	2,872,822	8,069,894	5,479,654
Depreciation and amortization expense	683,794	459,505	1,325,206	886,384
Total cost of sales and expenses	5,490,711	3,783,620	10,718,131	7,037,270

Operating income	2,528,177	1,462,301	4,484,602	2,527,664

Other income (expense)
Gain on sale of asset	–	–	–	84,405
Interest expense	(293,383)	(271,381)	(569,720)	(561,284)
Total other income (expense)	(293,383)	(271,381)	(569,720)	(476,879)

Income before provision for income taxes	2,234,794	1,190,920	3,914,882	2,050,785

Provision for income taxes	814,974	451,388	1,502,212	786,562

Net income	$1,419,820	$739,532	$2,412,670	$1,264,223

Earnings per common share:
Basic	$9.27	$4.83	$15.74	$8.25
Diluted	$5.96	$3.90	$10.23	$6.67

The accompanying notes are an integral part of these consolidated financial statements.

COMPRESSCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2004 and 2003

(Unaudited)

	2004	2003
Cash flows from operating activities:
Net income	$2,412,670	$1,264,223
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,325,206	886,384
Provision for bad debts	65,636	60,000
Amortization of discount on subordinated promissory notes	–	16,666
Amortization of deferred financing costs	14,484	39,219
Other assets	(77,188)	9,035
(Gain) loss on sale of operating equipment and natural gas wells	(12,579)	(94,157)
Deferred income taxes	1,424,541	786,562
Changes in current assets and liabilities:
Accounts receivable	(777,151)	(979,076)
Inventories	(1,571,094)	(751,454)
Other current assets	(477,044)	(33,605)
Accounts payable	402,833	974,523
Accrued liabilities	367,108	(67,498)
Income taxes payable	232,275	–
Deferred revenues	–	(233,168)
Net cash provided by operating activities	3,329,697	1,877,654

Cash flows from investing activities:
Additions to compressor rental units	(5,634,647)	(3,127,729)
Additions to vehicles and equipment	(513,916)	(258,446)
Proceeds from sale of operating equipment	67,323	180,000
Net cash used in investing activities	(6,081,240)	(3,206,175)

Cash flows from financing activities:
Proceeds from note payable	32,335	–
Proceeds from new bank credit agreement	–	9,466,596
Payment of bank line of credit	–	(8,690,795)
Payment of term note payable	–	(1,026,640)
Proceeds from line of credit	2,900,000	10,249,141
Principal payments on line of credit	–	(8,652,900)
Deferred financing costs	–	(87,500)
Proceeds from issuance of common stock	30,000	–
Net cash provided by financing activities	2,962,335	1,257,902

Net (decrease) increase in cash and cash equivalents	210,792	(70,619)

Cash and cash equivalents, beginning of period	388,030	317,707

Cash and cash equivalents, end of period	$598,822	$247,088

The accompanying notes are an integral part of these consolidated financial statements.

COMPRESSCO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

Compressco, Inc., formerly Emerging Alpha Corporation (the "Company"), was incorporated in the State of Delaware on February 10, 1993 for the purpose of acquiring business opportunities. On October 29, 1999, the Company purchased Compressco Field Services, Inc., an Oklahoma corporation, and Compressco Testing L.L.C. The two companies are wholly owned subsidiaries of the Company.

The Company is engaged primarily in the manufacture, rental and service of natural gas compressors that provide economical well head compression to mature, low pressure natural gas wells. The Company's compressors are currently sold and rented to natural gas producers located primarily in the mid-continent hydrocarbon producing regions of the United States and western Canada. Compressco Testing L.L.C. is a natural gas measurement, testing and service company, based in Oklahoma City that began operations in September 1999.

In October 2001, the Company established a wholly owned Canadian subsidiary, Compressco Canada, Inc., to market the sale and rental of compressors in Canada. During the fall of 2001 the Company hired a Canadian representative, opened an office and began to service the Canadian market.

2. BASIS OF PRESENTATION

The consolidated balance sheet as of June 30, 2004 and the consolidated statements of operations and cash flows for the periods ended June 30, 2004 and 2003 are unaudited. In the opinion of management, such consolidated financial statements include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.

The consolidated balance sheet data as of December 31, 2003 was derived from audited consolidated financial statements, but does not include all information and footnotes required by generally accepted accounting principles. The unaudited consolidated financial statements presented herein should be read in connection with the Company’s December 31, 2003 audited consolidated financial statements included in the Company’s Form 10-KSB.

The results of operations for the periods ended June 30, 2004 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2004.

3. DEBT

Debt consists of the following at June 30, 2004:

(a) On December 22, 2000, the Company offered an issue of 13% subordinated promissory notes (the “Notes”) and stock warrants (see Note 5) to qualified private investors. At June 30, 2004, $5,550,000 of the Notes were outstanding. Of the $5,550,000 in proceeds, $100,000 was allocated to the stock warrants. The Notes are subordinated unsecured obligations of the Company and rank subordinate to all existing indebtedness of the Company. In March 2003 the Company and the holders of the Notes agreed to amend the Notes to extend the maturity to March 31, 2005, change the interest rate from 13% to 10% effective April 1, 2003 and make the Notes convertible by the holder into common stock of the Company at anytime prior to maturity at a conversion price of $150 per share. The Notes mature on the earlier of (1) the consummation of an underwritten public offering of the Company’s capital stock or (2) March 31, 2005. The Company may, at any time prepay any part of the principal balance on the Notes, in increments of $10,000, without premium or penalty prior to maturity. Interest is payable quarterly in arrears.

The Notes are classified as current liabilities at June 30, 2004 and their maturity date is March 31, 2005. The Company plans to restructure the Notes in a manner acceptable to the Note holders prior to their maturity that will result in the Notes being converted to equity or extended.

(b) The Company entered into a new credit agreement on June 30, 2003 with a bank and repaid all amounts due on its prior line of credit and term facilities. The credit agreement was amended by a letter agreement dated June 22, 2004 in contemplation of the Company's execution of an Agreement and Plan of Merger described in Note 9 below. Under the new credit agreement the Company may borrow up to the lesser of $17,500,000 or the sum of (i) 85% of the aggregate amount of eligible receivables, (ii) 50% of the aggregate amount of eligible inventory, and (iii) the lower of 80% of the appraised orderly liquidated value or the net book value of its compressor fleet. In addition no additional borrowings are allowed if utilization of the compressor fleet falls below 70%. As of June 30, 2004 the utilization rate of the compressor fleet was 92.9%. The balance outstanding under the line of credit agreement as of June 30, 2004 was $15,266,596. The borrowing under the credit facility bears interest between 0.25% and 0.5% over Wall Street Journal Prime Rate (4.25% at June 30, 2004) or between 3.0% and 3.25% over LIBOR (1.60% at June 30, 2004) based on the Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization. Interest is due quarterly with all outstanding borrowings due at maturity which, as amended, is the earliest of (i) the consummation of the acquisition of the Company by TETRA Technologies, Inc. as described in Note 9 below, (ii) 45 days prior to the maturity of the $5,550,000 subordinated promissory notes currently due March 31, 2005, or (iii) June 30, 2006. The loan is secured with the assets and compressor rental agreements of the Company. The Company’s credit facility imposes a number of financial and restrictive covenants that among things, limit the Company’s ability to incur additional indebtedness, create liens and pay dividends. As of June 30, 2004 the Company was in compliance with its loan covenant ratios.

The bank credit agreement is classified as a current liability at June 30, 2004 due to the maturity date being 45 days prior to the maturity of the subordinated promissory notes that are currently due March 31, 2005.

4. COMMITMENTS

The Company entered into a purchase agreement on December 14, 2000, with a supplier to purchase 1,000 compressor engines by December 31, 2002. At June 30, 2004 the Company has taken delivery of 828 engines from the supplier including 280 during the first six months of 2004. The purchase agreement was amended on February 24, 2003 to provide that the Company shall purchase 13 engines per month commencing January 1, 2003 and not less than 156 engines per year until the remaining balance of 307 engines have been purchased. The purchase agreement provides that the Company’s liability to the supplier for any failure to purchase the full amount of engines is limited to (i) pay for the engines delivered, (ii) reasonable direct out of pocket costs incurred by the supplier in acquiring material for production of the number of engines contemplated by the agreement and (iii) the reasonable costs incurred by the supplier for the work in progress at the time of termination of the agreement including labor costs and reasonable quantities of parts and materials ordered by the supplier. The Company has complied with the requirements of the amended purchase agreement through June 30, 2004 and anticipates staying in compliance over the remaining life of the agreement.

5. STOCKHOLDERS’ EQUITY

In connection with the offering of the Notes discussed in Note 3, the Company issued stock warrants to purchase 420 shares of the Company’s common stock per every $50,000 amount of Notes purchased. The warrants have an exercise price of $120 per share. At June 30, 2004 total stock warrants of 46,620 were issued and outstanding. The warrants are exercisable upon issue, and expire on March 31, 2005. No stock warrants have been exercised as of June 30, 2004.

The Company obtained a valuation as to the amount to be assigned to the warrants from the total proceeds received from the issuance of the subordinated promissory notes. The value was determined using the Valrex model, which is an option valuation model that uses established option pricing theory to price nontrading options and warrants. Based on the valuation estimate, the value assigned to the warrants is $100,000. This amount is shown as outstanding warrants in stockholders’ equity and as a discount to the subordinated promissory notes. The discount is being amortized over the three-year life of the stock warrants as additional interest expense.

6. EARNINGS PER SHARE

Basic and diluted earnings per common share for the periods ended June 30, 2004 and 2003 are calculated as follows:

	Six Months Ended
	June 30, 2004			June 30, 2003
	Net Income	Shares	Per Share Amount	Net Income	Shares	Per Share Amount
Basic:
Income available to common stockholders	$2,412,670	153,235	$15.74	$1,264,223	153,235	$8.25

Diluted:
Effect of stock options and warrants	–	62,249		–	36,303
Effect of conversion of subordinated promissory notes	170,995	37,000		–	–
Income available to common stockholders plus assumed exercise of stock options and stock warrants and conversion of subordinated promissory notes	$2,583,665	252,484	$10.23	$1,264,223	189,538	$6.67

	Three Months Ended
	June 30, 2004			June 30, 2003
	Net Income	Shares	Per Share Amount	Net Income	Shares	Per Share Amount
Basic:
Income available to common stockholders	$1,419,820	153,235	$9.27	$739,532	153,235	$4.83

Diluted:
Effect of stock options and warrants	–	62,249		–	36,303
Effect of conversion of subordinated promissory notes	85,498	37,000		–	–
Income available to common stockholders plus assumed exercise of stock options and stock warrants and conversion of subordinated promissory notes	$1,505,318	252,484	$5.96	$739,532	189,538	$3.90

7. STOCK BASED COMPENSATION

The Company applies APB Opinion No. 25 in accounting for its fixed price stock options. Accordingly, no compensation cost for options has been recognized in the financial statements. The chart below sets forth the Company's net income per share for three months and six months ended June 30, 2004 and 2003, as reported and on a pro forma basis as if the compensation cost of stock options had been determined consistent with SFAS 123.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net income, as reported	$1,419,820	$739,532	$2,412,670	$1,264,223
Deduct: total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(15,950)	(23,855)	(33,972)	(45,777)
Pro forma net income	$1,403,870	$715,677	$2,378,698	$1,218,446

Basic income per share:
As reported	$9.27	$4.83	$15.74	$8.25
Pro forma	$9.16	$4.67	$15.52	$7.95

Diluted income per share:
As reported	$5.96	$3.90	$10.23	$6.67
Pro forma	$5.56	$3.77	$9.42	$6.42

8. COMPREHENSIVE INCOME

Comprehensive income (loss) for the periods ended June 30, 2004 and 2003 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Foreign currency translation adjustment, net of income tax	$19,305	$–	$42,538	$–
Net income	1,419,820	739,532	2,412,670	1,264,223

Total comprehensive income	$1,439,125	$739,532	$2,455,208	$1,264,223

9. SUBSEQUENT EVENT

On June 22, 2004, the Company, TETRA Technologies, Inc. (“TETRA”) and TETRA Acquisition Sub, Inc. (“Merger Sub”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) providing for TETRA’s acquisition of the Company. On July 15, 2004, TETRA completed the acquisition of the Company which was effected through the merger of the Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of TETRA. As a part of the merger transaction, the Notes were converted into shares of Company common stock. Additionally, the related stock purchase warrants were acquired by TETRA and all outstanding employee stock options were exchanged for the consideration set forth in the Merger Agreement. Total consideration paid by TETRA for the acquisition was approximately $94 million in cash, including transaction costs. Additionally, TETRA repaid approximately $15.8 million of associated indebtedness of the Company.